UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 9, 2005

Group 1 Automotive, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-13461	76-0506313
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

950 Echo Lane, Suite 100, Houston, Texas		77024
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	713-647-5700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

The information contained below in "Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers" is also responsive to Item 1.01 and is incorporated herein by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Appointment of New Chief Executive Officer

On April 9, 2005, the Board of Directors of Group 1 Automotive, Inc. (the "Company") elected Earl J. Hesterberg, Jr. as President and Chief Executive Officer and as a director of the Company. Mr. Hesterberg replaced B.B. Hollingsworth, Jr., who resigned from the position of Chairman, President and Chief Executive Officer of the Company on the same date. Mr. Hollingsworth will remain a director of the Company.

Mr. Hesterberg has served as Group Vice President, North America Marketing, Sales and Service for Ford Motor Company since October 2004. From July 1999 to September 2004, he served in a similar role as Vice President, Marketing, Sales and Service for Ford of Europe. Mr. Hesterberg has also served as President and Chief Executive Officer of Gulf States Toyota, as well as held various senior sales, marketing, general management, and parts and service positions with Nissan Motor Corporation in U.S.A. and Nissan Europe.

The Company entered into an Employment Agreement with Mr. Hesterberg on April 9, 2005. In accordance with the Employment Agreement, the Company has agreed, subject to the terms and conditions of the Employment Agreement, to employ Mr. Hesterberg through April 20, 2010. Mr. Hesterberg’s current annual base salary under the employment agreement is $1,000,000. The base salary may be increased from time to time by the Company. The base salary may not be reduced during the first 12 months of the term of the Employment Agreement and may not be reduced other than pursuant to a reduction that is applied to substantially all other executive officers of the Company.

Under the Employment Agreement, Mr. Hesterberg is entitled to a one-time signing bonus of $1,000,000. In addition, in lieu of participation in the Company’s annual incentive compensation program, Mr. Hesterberg will be entitled to a bonus of $1,000,000 on April 21, 2006 if he is then employed by the Company. Mr. Hesterberg’s bonus for the twelve months ending April 20, 2007 under the Company’s annual incentive compensation program will be at least $510,000, of which $350,000 will be payable following the end of the Company’s 2006 fiscal year and the remainder of which will be payable following the Company’s 2007 fiscal year. All subsequent bonus awards will be determined by the Compensation Committee of the Board of Directors of the Company in its sole discretion in accordance with the terms of the Company’s annual incentive compensation program.

Mr. Hesterberg is also entitled to participate, on the same basis generally as the Company’s other employees, in all general employee benefit plans and programs that are made available to all or substantially all of our employees. In addition, Mr. Hesterberg will be furnished two "demonstrator vehicles" of his choice. In connection with Mr. Hesterberg’s relocation to Houston, Texas, he will be entitled to receive reimbursement of relocation expenses not to exceed $200,000. Additionally, Mr. Hesterberg will be reimbursed for 50% of the amount by which the net proceeds from the sale of his house are less than the price at which it was purchased.

Pursuant to the Employment Agreement, effective April 21, 2005, the Company granted Mr. Hesterberg 70,000 shares of restricted stock or phantom stock units in accordance with the terms and conditions of the Company’s 1996 Stock Incentive Plan. Such shares of restricted stock or phantom stock units will vest as follows: (i) 20,000 shares will vest on April 21, 2007, (ii) 10,000 shares will vest on April 21, 2008, (iii) 10,000 shares will vest on April 21, 2009, and (iv) 30,000 shares will vest on April 21, 2010.

In the event of an "involuntary termination" of Mr. Hesterberg’s employment, Mr. Hesterberg will be entitled to continue to receive his base salary for the lesser of two years or the remainder of the term of the Employment Agreement, but he will not be entitled to any bonus for the calendar year in which his employment is terminated. In addition, upon an involuntary termination, all restricted stock and stock options will become 100% vested and the exercise of those stock options will continue to be permitted as if his employment had continued for the full term of the Employment Agreement. An "involuntary termination" includes:

• termination of Mr. Hesterberg by the Company without cause (as defined in the Employment Agreement);
• a material breach of Mr. Hesterberg’s employment agreement by the Company;
• the relocation of Mr. Hesterberg by more than 50 miles;
• a material diminution in his position, duties or authority; or
• a reduction in his base salary within six months after the dissolution, merger, sale of substantially all of the assets or certain other Corporate Changes (as defined in the Employment Agreement) of the Company.

Upon Mr. Hesterberg’s death or long-term disability, his restricted stock and stock options (if any) will become 100% vested. We are not obligated to pay any amounts to Mr. Hesterberg other than his pro rata base salary through the date of his termination upon:

• voluntary termination of employment by Mr. Hesterberg;
• termination of employment by us for cause, as defined in the Employment Agreement;
• death of Mr. Hesterberg; or
• long-term disability of Mr. Hesterberg.

Under the Employment Agreement, if any payment made by the Company to or for the benefit of Mr. Hesterberg would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, the Company is required to pay Mr. Hesterberg an additional amount to cover any such taxes and any interest or penalties imposed with respect to such taxes.

For a period of two years after his termination of employment with the Company, Mr. Hesterberg has agreed not to compete with the Company and not to induce any employee of the Company to leave his or her employment with the Company or hire any employee of the Company.

Appointment of New Chairman of the Board and Chairman of the Audit Committee

On April 9, 2005, the Board of Directors of the Company elected John L. Adams as non-executive Chairman of the Board. Mr. Adams has been a member of the Board since November 1999. Mr. Adams is currently Executive Vice President of Trinity Industries, Inc., one of North America’s largest manufacturers of transportation, construction and industrial products. Prior to joining Trinity Industries, he was Chairman, President and Chief Executive Officer of Texas Commerce Bank, National Association (Chase Bank of Texas).

In connection with Mr. Adams election as Chairman of the Board, the Board of Directors approved the payment of an additional annual cash retainer of $100,000 to the non-executive Chairman of the Board. In his role as Chairman of the Board, Mr. Adams will also preside over the executive sessions of the independent members of the Board of Directors, a role previously filled by Mr. Adams in his capacity as presiding director.

Following Mr. Adams election as Chairman of the Board, Mr. J. Terry Strange was designated as Chairman of the Audit Committee, filling the position vacated by Mr. Adams.

Item 9.01. Financial Statements and Exhibits.

Employment Agreement between Group 1 Automotive, Inc. and Earl J. Hesterberg, Jr. dated as of April 9, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Group 1 Automotive, Inc.

April 13, 2005	By:	Robert T. Ray

Name: Robert T. Ray
Title: Senior Vice President, Chief Financial Officer & Treasurer

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Exhibit Index

Exhibit No.	Description

10.1	Employment Agreement between Group 1 Automotive, Inc. and Earl J. Hesterberg, Jr. dated as of April 9, 2005.